Exhibit 99.1

SENSATA TECHNOLOGIES ANNOUNCES FINANCING TRANSACTIONS

Almelo, the Netherlands, April 28, 2011

Sensata Technologies Holding N.V. (NYSE: ST) (“Sensata”), a global designer and manufacturer of sensors and controls, today announced a series of financing transactions by its wholly–owned subsidiary, Sensata Technologies B.V. (the “Issuer”), designed to refinance substantially all of its existing indebtedness. These transactions include:

•	A proposed private offering of up to $600 million in aggregate principal amount of new senior notes (the “New Senior Notes”);

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A proposed new senior secured credit facility (the “New Credit Facility”) that will provide Sensata with an up to $1,200 million term loan facility and an up to $250 million revolving credit facility; and

•	The commencement of cash tender offers and consent solicitations by the Issuer with respect to all of its outstanding debt securities.

The proceeds from the New Credit Facility, the New Senior Notes and cash on hand will be used to (i) repay all of the amounts currently outstanding under the Issuer’s existing term loans, 8% Senior Notes due 2014 (the “Dollar Notes”) and its 9% Senior Subordinated Notes due 2016 (the “Euro Notes” and together with the Dollar Notes, the “Notes”), (ii) pay all accrued interest on such indebtedness and related redemption premiums, as applicable, up to but not including the Applicable Payment Date and (iii) pay all fees and expenses in connection with these refinancing transactions. The exact terms, amounts and timing of the New Senior Notes and the New Credit Facility will depend upon market conditions and other factors.

The table below sets forth certain information about the Notes and the tender offers and consent solicitations.

Series of Notes	CUSIP/ISIN No(s).	Outstanding Principal Amount(1)	Tender Offer Consideration(2)	Consent Payment(3)	Total Consideration(3)

8% Senior Notes due 2014	81725W AC7	$201,181,000	$992.50	$30.00	$1,022.50

9% Senior Subordinated Notes due 2016	XS0252692412 XS0252692925 XS0286076442	€177,115,000	€1,018.75	€30.00	€1,048.75

(1)	As of April 28, 2011.
(2)

For each $1,000 principal amount of Dollar Notes or €1,000 principal amount of Euro Notes, as applicable, that are accepted for purchase, excluding accrued but unpaid interest thereon, which will be paid in addition to the Tender Offer Consideration or the Total Consideration, as applicable, up to but not including the Applicable Payment Date.

(3)	For each $1,000 principal amount of Dollar Notes or €1,000 principal amount of Euro Notes, as applicable, tendered prior to the Consent Date (as defined below) that are accepted for purchase.

In connection with the tender offers, the Issuer is soliciting the consents of the holders of the Notes to proposed amendments to each indenture governing the Notes (the “Proposed Amendments”). The principal purpose of the Consent Solicitations and the Proposed Amendments is (i) to eliminate substantially all of the restrictive covenants, (ii) to eliminate or modify certain events of default and (iii) to eliminate or modify related provisions contained in the indentures governing the Notes. In order for the Proposed Amendments to be effective with respect to an applicable series of Notes, holders of at least a majority of the outstanding aggregate principal amount of such series of Notes must consent to the Proposed Amendments. Holders who tender Notes are obligated to consent to the Proposed Amendments and holders may not deliver consents without tendering the related Notes.

Each holder who validly tenders and does not subsequently validly withdraw its Notes and delivers and does not subsequently validly revoke its consent to the Proposed Amendments with respect to such Notes prior to 5:00 p.m., New York City time, on May 11, 2011, unless extended (the “Consent Date”), will receive (i) with respect to the Dollar Notes accepted for purchase by the Issuer, Total Consideration of $1,022.50 per $1,000 principal amount of such Notes, which includes $992.50 as the Tender Offer Consideration and $30.00 as a Consent Payment, and (ii) with respect to the Euro Notes accepted for purchase by the Issuer, Total Consideration of €1,048.75 per €1,000 principal amount of such Notes, which includes €1,018.75 as the Tender Offer Consideration and €30.00 as a Consent Payment. In addition, accrued interest up to, but not including, the Applicable Payment Date of the Notes will be paid in cash on all validly tendered and accepted Notes.

Each of the tender offers is scheduled to expire at 11:59 p.m., New York City time, on May 25, 2011, unless extended (the “Expiration Date”). Tendered Notes may be withdrawn and consents may be revoked at any time prior to 5:00 p.m., New York City time, on May 11, 2011, unless extended (the “Withdrawal Date”), but not thereafter. Holders who validly tender their Notes and deliver their consents after the Consent Date will receive only the Tender Offer Consideration applicable to such Notes and will not be entitled to receive a Consent Payment if such Notes are accepted for purchase pursuant to the tender offers.

The Issuer reserves the right, at any time or times following the Consent Date but prior to the Expiration Date, to accept for purchase all of the Dollar and/or the Euro Notes (each such time, the “Early Acceptance Time”) validly tendered prior to the Early Acceptance Time. If the Issuer exercises this option, it will pay the Total Consideration for the Dollar Notes and/or the Euro Notes, as applicable, accepted for purchase at the Early Acceptance Time on a date (each such date, the “Early Payment Date”) promptly following the Early Acceptance Time. The Issuer will also pay on the Early Payment Date accrued and unpaid interest up to, but not including, the Early Payment Date on the Notes accepted for purchase at the Early Acceptance Time. The Issuer currently expects that the Early Payment Date will be May 12, 2011.

Subject to the terms and conditions of the tender offers and consent solicitations, the Issuer will, following the Expiration Date, accept for purchase all the Dollar Notes and/or the Euro Notes (such time, the “Final Acceptance Time”) validly tendered prior to the Expiration

Date (or if the Issuer has exercised its early purchase option described above, all the Dollar Notes and/or the Euro Notes, as applicable, validly tendered after the Early Acceptance Time and prior to the Expiration Date). The Issuer will pay the applicable Total Consideration or Tender Offer Consideration, as the case may be, for the Dollar Notes and the Euro Notes accepted for purchase at the Final Acceptance Time on a date (each such date, the “Final Payment Date”) promptly following the Final Acceptance Time. The Issuer will also pay on the Final Payment Date accrued and unpaid interest up to, but not including, the Final Payment Date on the Notes accepted for purchase at the Final Acceptance Time. The Issuer currently expects that the Final Payment Date will be May 26, 2011.

The consummation of each tender offer and consent solicitation is conditioned upon, among other things, (i) the Issuer’s receipt of the proceeds from its offering of New Senior Notes and the completion of its New Credit Facility, (ii) the receipt of the consents of holders of at least a majority of the outstanding aggregate principal amount of the Dollar Notes and the Euro Notes, as applicable, to the Proposed Amendments and (iii) the execution of the respective supplemental indenture giving effect to the Proposed Amendments.

If any of the conditions are not satisfied, the Issuer may terminate the tender offers and consent solicitations and return the tendered Notes. The Issuer has the right to waive any of the foregoing conditions with respect to any series of Notes and to consummate any or both of the tender offers and consent solicitations. The Issuer also has the right, in its sole discretion, to terminate the tender offers and/or the consent solicitations at any time, subject to applicable law. Neither tender offer is conditioned upon or subject to the completion of the other tender offer.

None of Sensata’s or the Issuer’s board of directors, the dealer managers and solicitation agents or any other person makes any recommendation as to whether holders of Notes should tender their Notes or deliver the related consents, and no one has been authorized to make such a recommendation.

This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell or a solicitation of consents with respect to any securities. The complete terms and conditions of the tender offers and consent solicitations are set forth in an Offer to Purchase and Consent Solicitation Statement dated today and, with respect to the Dollar Notes, the related Consent and Letter of Transmittal (the “Offer Documents”) that are being sent to holders of the Notes. In any jurisdiction where the laws require the tender offers and consent solicitations to be made by a licensed broker or dealer, the tender offers and consent solicitations will be deemed made on behalf of the Issuer by Barclays Capital Inc. or Morgan Stanley & Co. Incorporated, or one or more registered brokers or dealers under the laws of such jurisdiction.

Barclays Capital Inc. and Morgan Stanley & Co. Incorporated will act as dealer managers and solicitation agents for the tender offers and consent solicitations. With respect to the Dollar Notes, Global Bondholder Services Corporation is the information agent and depositary for the tender offers and consent solicitations. With respect to the Euro Notes, Lucid Issuer Services Limited is the information agent and tender agent for the tender offers and consent solicitations. Questions regarding the tender offers or consent solicitations may be directed to Barclays Capital Inc. at +1 (800) 438-3242 (U.S. toll-free) or +1 (212) 528-7581 (collect) or Morgan Stanley & Co. Incorporated at +1 (800) 624-1808 (U.S. toll-free) or +1 (212) 761-1057 (collect). Requests for the Offer Documents with respect to the Dollar Notes may be directed to Global Bondholder Services Corporation at +1 (866) 952-2200 (U.S. toll-free) or +1 (212) 430-3774 (banks and brokers only). Requests for the Offer Documents with respect to the Euro Notes should be directed to Lucid Issuer Services Limited at +44 (20) 7704-0880.

About Sensata

Sensata Technologies Holding N.V. is one of the world’s leading suppliers of sensing, electrical protection, control and power management solutions. Majority-owned by affiliates of Bain Capital Partners, LLC, a leading global private investment firm, and its co-investors, Sensata employs approximately 11,500 people in nine countries. Sensata’s products improve safety, efficiency and comfort for millions of people every day in automotive, appliance, aircraft, industrial, military, heavy vehicle, heating, air-conditioning and ventilation, data, telecommunications, recreational vehicle and marine applications.

Contacts

For Investors:

Maggie Morris

+1 (508) 236-1069

mmorris2@sensata.com

For News Media:

Linda Megathlin

+1 (508) 236-1761

lmegathlin@sensata.com

Sensata Safe Harbor Statement

Some of the statements in this news release constitute “forward-looking statements” that do not directly or exclusively relate to historical facts. The forward-looking statements made in this release reflect Sensata’s intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, including known and unknown risks. Detailed information about some of the known risks is included in Sensata’s annual report on Form 10-K for the year ended December 31, 2010 and Sensata’s other periodic reports filed with the U.S. Securities and Exchange Commission. Because actual results could differ materially from Sensata’s intentions, plans, expectations, assumptions and beliefs about the future, you are urged to view all forward-looking statements contained in this news release with caution. Sensata does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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